SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     September 13, 2013
                      Date of Report
            (Date of Earliest Event Reported)

                   1701 PRODUCTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

             TABLEGATE ACQUISITION CORPORATION
  (Former Name of Registrant as Specified in its Charter)

Delaware                     000-54831                46-1873917
(State or other      (Commission File Number)       (IRS Employer
jurisdiction                                    Identification No.)
of incorporation)

                         330 Small Court
                   Catonsville, Maryland 21228
            (Address of Principal Executive Offices)

                    215 Apolena Avenue
              Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

                      410-747-7998
             (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On September 13, 2013, 1701 Productions, Inc. (formerly Tablegate Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock to Joey L. Morgan pursuant to
Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1,500,000 shares of common stock.

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company intends to develop by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. When the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On September 12, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the Form 10-K filed April 15, 2013 and the Forms 10-Q filed May 14, 2013 and August 13, 2013 and the information contained in this report.

    The Registrant intends to develop as a music production and and entertainment products company providing artistic services to companies and artists for music, video, radio and television commercials and other production needs, provides videography services for special events and provides onsite disc jockey services for private and corporate events. The company also intends to record and produce original music works for albums, jingles, commercials, and movie soundtracks.

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

    On September 12 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On September 12, 2013, James McKillop resigned as the Registrant's vice president and director.

    On September 12, 2013, Joey L. Morgan was named as the director of the Registrant.

    On September 12,  2013, Joey L. Morgan was appointed Chief
Executive Officer and President of the Registrant.

    Joey L. Morgan has over 25 years of entertainment and music experience including personal "behind the mic" experience for music (including soft rock and country music formats), news, weather, and sports, as well as programming (sports and news), production (including multi-track, video, remotes and satellite sports). Since 2009, Mr. Morgan expanded 1701 Music (his original music production company) into 1701 Productions, Inc., a multi-media based company that offers production for music, video, film and DJ services. Since 1990, Mr. Morgan has also written, recorded and published original music. From 2004 to 2006, Mr. Morgan served as an instructor for the Connecticut School of Broadcasting, Arlington, Virginia for Adobe Audition 2.2, radio performance, radio studios and copywriting.
In 2004, Mr. Morgan trained at the Connecticut School of Broadcasting focusing on copywriting, sports journalism, television control room operations, in-studio camera operations, and audio and avideo productions. Mr. Morgan is a member of the ASCAP.

                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                1701 PRODUCTIONS, INC.

Date: September 13, 2013       /s/ Joey L. Morgan
                               President